[Letterhead of]
                   Hollinger International Inc.


                                October 1, 1997

Board of Directors
Hollinger International Inc.
401 North Wabash Avenue
Chicago, Illinois 60611

                                       Hollinger International Inc.

Ladies and Gentlemen:

                  I  am  Vice   President-Law   and  Finance  and
Secretary for Hollinger International Inc., a Delaware corporation (the "Issuer"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Issuer with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the delivery by Hollinger Inc., an affiliate of the Issuer, of shares of Class A Common Stock par value $.01 per share, of the Issuer (the "Class A Common Stock") upon the exercise by holders of the Retractable Shares and Series I and Series II Exchangeable Non-Voting Preference Shares (the "Series I and Series II Preference Shares") of Hollinger Inc. of the retraction rights provided under those securities.

                  In connection with the foregoing, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including (a) the Restated Certificate of Incorporation of the Issuer, as amended, (b) the By-laws of the Issuer, as amended, (c) certain resolutions of the Board of Directors of the Issuer and (d) the Registration Statement.

                  Based upon the foregoing and subject to the qualifications hereinafter set forth, I am of opinion that:

                  1.  Based  solely  on a  certificate  from  the
         Secretary  of  State  of  Delaware,   the  Issuer  is  a
         corporation validly existing and in good standing under the laws of the State of Delaware.


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                  2. Each share of Class A Common  Stock that may
         be delivered pursuant to the terms of the Retractable Shares or the Series I or Series II Preference Shares has been duly and validly authorized and is validly issued, fully paid and nonassessable.

                  I am aware that I am referred to under the heading "Legal Matters" in the prospectus forming a part of the Registration Statement, and I hereby consent to such use of my name therein and the filing of this opinion as Exhibit 5 to the Registration Statement.

                              Very truly yours,

                              /s/KENNETH L. SEROTA
                              ----------------------
                              Kenneth L. Serota
                              Vice President - Law and
                              Finance and Secretary